EXHIBIT 99.2 - REVOLVING CREDIT NOTE

                             REVOLVING CREDIT NOTE

$15,000,000.00                                    ISSUE DATE: JANUARY ___, 2007

      FOR VALUE RECEIVED, SOUTH TEXAS OIL COMPANY, a Nevada corporation ("DEBTOR"), HEREBY PROMISES TO PAY to the order of LONGVIEW FUND, L.P. ("PAYEE"), at the offices of Payee, 600 Montgomery Street, 44th Floor, San Francisco, CA 94111, or at such other place as Payee may from time to time designate, the principal sum equal to the lesser of (a) FIFTEEN MILLION DOLLARS ($15,000,000.00) or (b) the aggregate unpaid principal amount of all Advances made by Payee to Debtor, which amount shall be payable by Debtor in lawful money of the United States of America and in immediately available funds in accordance with the terms of the Loan Agreement (as defined below). Debtor hereby further promises to pay interest (the "Interest") to the order of Payee on the unpaid principal balance hereof at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus four percent (4%). The Interest Rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be computed as of the first Business Day of each calendar quarter and applied to the Obligations outstanding during such calendar quarter. The Interest Rate shall not be less than eight percent (8%). Interest shall be payable quarterly, in arrears, commencing on the first day of the first calendar quarter after the initial Advance is made and on the first day of each consecutive calendar quarter thereafter and on the Maturity Date, whether by acceleration or otherwise. Interest will be payable in the manner and in accordance with the provisions of the Loan Agreement, which provisions are hereby incorporated herein by reference.

      1. For the purposes hereof, "Loan Agreement" shall mean that certain Loan Agreement, dated as of the date hereof, between Payee and Debtor, as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified. Security Agreement shall mean that certain Security Agreement dated as of the date hereof, between Payee and Debtor, as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and Security Agreement.

      2. This Note evidences the aggregate outstanding principal balance, from time to time, of the Advances made by Payee to Debtor pursuant to the Loan Agreement. It is contemplated that there may be times when no indebtedness is owing hereunder; but notwithstanding any such occurrence, this Note shall remain valid and shall be in full force and effect as to the Advances made subsequent to each such occurrence.

      3. This Note is secured by Collateral and is entitled to all of the benefits and rights as set forth in the Loan Agreement, Security Agreement and the Transaction Documents.

      4. If any Event of Default shall occur, or if the Loan Agreement shall be terminated, in addition to all rights and remedies of Payee under the Loan Agreement and the Transaction Documents, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, any or all of the Obligations, including, without limitation, all amounts owing under this Note, may, as provided in the Loan Agreement, be declared or shall forthwith become due and payable, together with all interest accrued thereon and with interest accruing thereafter at the then applicable interest rate under the Loan Agreement until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees and legal expenses. During the pendency of an Event of Default, the Interest Rate shall not be less than fifteen percent (15%) per annum.

      5. Debtor hereby (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Upon or after maturity of this Note, or any Event of Default or termination of the Loan Agreement, Payee shall have the right, subject to the terms of the Loan Agreement, but not the obligation, to set off against this Note all money owed by Payee to Debtor, if any.

      6. No resort to any Collateral for payment shall be required prior to the enforcement hereof against Debtor or endorsers hereof. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

      7. If any provision of this Note conflicts with any provision of the Loan Agreement, such provision of the Loan Agreement shall control. If any provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other provisions hereof shall in no way be affected thereby.

      8. This Note shall be binding upon the successors and assigns of Debtor and shall inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Debtor" shall be deemed to include the undersigned and its respective successors and assigns and the terms "Payee" shall be deemed to include its respective successors, endorsees and assigns.

      9. This Note shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Debtor with respect to any of the Obligations, this Note or any Transaction Document may be brought in any court of competent jurisdiction in the State of New York and, by execution and delivery of this Note, Debtor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of such court, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note. Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Debtor, and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Payee to bring proceedings against Debtor in the courts of any other jurisdiction. Debtor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Debtor against Payee involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Note or any related agreement, shall be brought only in a federal or state court located in The City of New York.

DEBTOR  EXPRESSLY WAIVES ANY RIGHT  TO  TRIAL  BY JURY OF ANY CLAIM OR CAUSE OF
ACTION ARISING UNDER THIS NOTE OR ANY TRANSACTION DOCUMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. DEBTOR CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT DEBTOR AND PAYEE MAY FILE AN ORIGINAL COUNTERPART OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      10. THIS NOTE SHALL BE DEEMED AN UNCONDITIONAL OBLIGATION OF DEBTOR FOR THE PAYMENT OF MONEY AND, WITHOUT LIMITATION TO ANY OTHER REMEDIES OF PAYEE, MAY BE ENFORCED AGAINST DEBTOR BY SUMMARY PROCEEDING PURSUANT TO NEW YORK CIVIL PROCEDURE LAW AND RULES SECTION 3213 OR ANY SIMILAR RULE OR STATUTE IN THE JURISDICTION WHERE ENFORCEMENT IS SOUGHT. FOR PURPOSES OF SUCH RULE OR STATUTE, ANY OTHER DOCUMENT OR AGREEMENT TO WHICH PAYEE AND DEBTOR ARE PARTIES OR WHICH DEBTOR DELIVERED TO PAYEE, WHICH MAY BE CONVENIENT OR NECESSARY TO DETERMINE PAYEE'S RIGHTS HEREUNDER OR DEBTOR'S OBLIGATIONS TO PAYEE ARE DEEMED A PART OF THIS NOTE, WHETHER OR NOT SUCH OTHER DOCUMENT OR AGREEMENT WAS DELIVERED TOGETHER HEREWITH OR WAS EXECUTED APART FROM THIS NOTE.

                                    SOUTH TEXAS OIL COMPANY


                                    By:





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